UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July  30, 2003

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE             (IRS EMPLOYER

INCORPORATION)                NUMBER)               IDENTIFICATION NO.)

18 Wynford Drive

Toronto, ON Canada M3C 3S3

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(416) 411-4046

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

On August 14, 2003, Edgetech Services Inc.("ESI") received a further unsolicitated letter relating to the previous takeover offer from Hollingsworth, Rothwell & Roxford (“HRR”)of Melbourne Florida.  The letter seems to withdraw the offer of HRR for Ninety Percent (90%) of the shares of (ESI) at a share price of One Dollar Fifteen Cents ($1.15) per share.  The offer was subject to certain conditions.  The Board of Directors of ESI had instructed the officers of ESI and its attorney’s to continue the investigation of HRR and their offer.  HRR was contacted and instructed that the offer and their actions must comply with the rules and regulations of the SEC regarding corporate takeovers.  Pending completion of the investigation of HRR and its offer, the Officers and Director who own approximately Forty (40) percent of the shares of the Company are ready to accept a price of One Dollar Fifteen Cents ($1.15) per share.  When the investigation of HRR and the offer is complete and filed with the SEC ESI will file a further statement.  HRR has informed ESI that they have no present ownership interest in ESI. There can be no assurance that an Agreement (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

2.3

Letter from HRR dated August 14, 2003, to ESI.

                                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

                                    ----------------------------------------

                                   Tae Ho Kim, CEO

Dated: August 18, 2003

HOLLINGSWORTH, ROTHWELL & ROXFORD

Mergers & Acquisitions

7777 N. Wickham Rd. #12-135

Melbourne, Florida, 32940, U.S.A.

Tel: (321) 728-4302 and (415) 995-2313

e-mail:  kth@hrrma.biz

Mr. Tae Ho Kim, Chief Executive Officer

Mr. Sang Ho Kim, Chairman & President

Edgetech Services Inc.

18 Wynford  Dr.

Toronto,Ontario,V1P 1A3, Canada

August 14, 2003

Dear Tae & Sang,

Over the past 3 days it has become apparent to us that your shareholders do not want to accept our offer to acquire 90% of Edgetech Services at US $1.15 a share, as the shares have been trading well below our offer price. Since that is the case, we are hereby forced to revise our offer for Edgetech in the following manner:

If the officers and directors of Edgetech, who own 40% of the Company, agree to pledge their shares to us at the same price as the other 50%, we will acquire the other 50% of Edgetech, from the rest of your shareholders at the highest price the shares trade at over the next 10 trading days, up to US $1.15 a share. That way if Edgetech shareholders only want to receive 50 cents a share for their shares, they can receive 50 cents a share. There is no reason for us to give shareholders more that they want for their shares, as it appears from the markets that all your shareholders want to receive is 50 cents a share for their shares, despite our offer to acquire 90% of the Company at US $1.15 a share.

As soon as we see what price your shareholders want to sell us their Edgetech shares at, we will file the appropriate documents with the SEC, together with all of the financing in place at that price. Our offer is conditional on your notifying your shareholders with a press release regarding this offer, so that they can decide for themselves if they wish to accept it. If your shareholders want less than US $1.15 a share for their Edgetech shares, then we will give them the highest price that the shares trade at over the next 10 trading days. In this manner we will let the market itself decide what price that should be.

Sincerely,

Hugh C. Hollingsworth, Senior Partner

Hollingsworth, Rothwell & Roxford

e-mail: kth@hrrma.biz

Tel: 321-728-4302 or 415-995-2313